FerrO further expands its colors solutions business:

announces acquisition of two businesses

•	Estimated 2016 Sales for the Two Businesses of Approximately $76 Million
o	Cappelle Pigments is a Leader in High-Performance Specialty Pigments
o	Acquisition of Assets of Delta Performance Products Adds Customized Colorant Blends for Concrete and Other Hardscapes

•	The Transactions Will Enhance Ferro’s Position as a Leading Color Solutions Provider
o	Increase Ferro’s Pigments, Powders and Oxides (“PPO”) business by approximately 30%, to approximately $315 million
o	Complement Ferro’s current inorganic pigments portfolio
o	Facilitate Ferro’s expansion into high-performance, specialty organic pigment market

CLEVELAND, OH – (BUSINESS WIRE) – October 17, 2016 – Ferro Corporation (NYSE: FOE “Company”) today announced entering into an agreement to acquire Cappelle Pigments NV (“Cappelle Pigments”) and the acquisition of certain assets of Delta Performance Products (“Delta”), for aggregate consideration of approximately $60 million.

Sales for the two businesses in 2016 are estimated to be approximately $76 million in the aggregate and adjusted EBITDA in 2016 is expected to be approximately $11 million.  Based on estimated 2016 adjusted EBITDA, excluding expected synergies, the purchase price of the two businesses represents a combined transaction multiple of approximately 5.6X.

Cappelle Pigments:

On October 14, 2016, Ferro signed a definitive agreement to acquire 100% of the stock of Belgium-based Cappelle Pigments for €50.5 million (approximately $56 million) on a cash-free and debt-free basis. The transaction is expected to close by year end, subject to customary closing conditions, including regulatory review.

Cappelle is a 125-year-old, privately held company that produces specialty, high-performance inorganic and organic pigments used in coatings, inks and plastics and sells its products in more than 75 countries. Cappelle specializes in weather-, heat-, and light-resistant organic pigments. The company is also a market leader in certain inorganic pigments that complement Ferro’s market leadership positions in Complex Inorganic Colored Pigments (“CICPs”) and Ultramarine Blue pigments.

Delta:

On August 1, 2016, Ferro purchased certain assets of Delta Performance Products.  This business produces customized colorant blends that utilize Ferro’s CICPs for the concrete and outdoor hardscape markets.

Peter Thomas, Chairman, President and CEO of Ferro Corporation, said, “These acquisitions are great additions to our growing Pigments business.  Both fit extremely well into the strategy for our color solutions businesses, and we are excited about the opportunities these assets present to enhance shareholder value.  Over the next 12 to 24 months, between the two businesses, we expect to realize commercial and operating synergies of $3 million to $4 million.

These acquisitions are much like the Nubiola acquisition we made last year.  They both increase the breadth of options we can offer our customers, increase our technical capabilities and enhance our market position.  The transactions will increase Ferro’s PPO business by approximately 30% and expand our addressable market for pigments by a factor or four, to approximately $4 billion.  The addition of Cappelle’s proprietary pigments and capabilities will advance our expansion into the specialty organic pigment market and round out our product portfolio.  The Delta transaction enhances our position as a manufacturer of engineered colorants and custom blends.”

Mr. Thomas concluded, “These businesses demonstrate the value proposition of our Pigments business.  We create value for our customers by combining and manipulating pigments to produce specialized color solutions that provide functional attributes for our customers’ end products, or improve the effectiveness and efficiency of their supply chain and manufacturing processes.”

Adjusted Earnings Before Interest, Taxes and Depreciation (“EBITDA”)

Adjusted EBITDA for the transactions excludes the impact of certain items, primarily associated with purchase accounting adjustments, transaction-related expenses and acquisition integration costs, restructuring activities, gains and losses on asset sales concluded by the companies being acquired, and other adjustments to harmonize their accounting results to our standard accounting practices.  The impact of adjusting for these items cannot be determined as one of the transactions has not been completed and it is not possible at this time to identify the potential amount or significance of these items for the balance of the year, as they have not occurred yet. Therefore, the Company is unable to reconcile the full-year 2016 adjusted EBITDA guidance for the acquisitions.

About Ferro Corporation

Ferro Corporation (http://www.ferro.com) is a leading global functional coatings and color solutions company that supplies technology-based performance materials, including glass-based coatings, pigments and colors, and polishing materials. Ferro products are sold into the building and construction, automotive, appliances, electronics, household furnishings, and industrial products markets. Headquartered in Mayfield Heights, Ohio, the Company has approximately 4,900 employees globally and reported 2015 sales of $1.1 billion.

About Cappelle Pigments

Cappelle Pigments (www.Cappelle.be) is a privately owned producer of high-grade organic and inorganic pigments. The 125-year-old company is headquartered in Belgium with an additional production site in France. Cappelle has a worldwide representation and sales in more than 75 countries. Main products are Bismuth Vanadates, transparent iron oxides and organic high-performance pigments.

Cautionary Note on Forward-Looking Statements

Certain statements in this press release may constitute "forward-looking statements" within the meaning of Federal securities laws. These statements are subject to a variety of uncertainties, unknown risks, and other factors concerning the Company's operations and business environment. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements and that could adversely affect the Company's future financial performance include the following:

•

Ferro's ability to complete acquisitions, effectively integrate the businesses and achieve the expected synergies (including the Cappelle Pigments, Delta, Pinturas Benicarló, Ferer, Al Salomi, Nubiola and Vetriceramici transactions),  as well as the acquisitions being accretive and Ferro achieving the expected returns on invested capital;

•	Ferro's ability to successfully implement and/or administer its cost-saving initiatives, including its restructuring programs, and to produce the desired results;

•	demand in the industries into which Ferro sells its products may be unpredictable, cyclical, or heavily influenced by consumer spending;
•	the effectiveness of the Company's efforts to improve operating margins through sales growth, price increases, productivity gains, and improved purchasing techniques;
•	currency conversion rates and economic, social, political, and regulatory conditions around the world;
•	Ferro's ability to successfully introduce new products or enter into new growth markets;
•	the impact of interruption, damage to, failure, or compromise of the Company's information systems;
•	restrictive covenants in the Company's credit facilities could affect its strategic initiatives and liquidity;
•	Ferro's ability to access capital markets, borrowings, or financial transactions;
•	the availability of reliable sources of energy and raw materials at a reasonable cost;
•	increasingly aggressive domestic and foreign governmental regulations on hazardous materials and regulations affecting health, safety and the environment;
•	sale of products into highly regulated industries;
•	limited or no redundancy for certain of the Company's manufacturing facilities and possible interruption of operations at those facilities;
•	competitive factors, including intense price competition;
•	Ferro's ability to protect its intellectual property or to successfully resolve claims of infringement brought against it;
•	the impact of operating hazards and investments made in order to meet stringent environmental, health and safety regulations;
•	management of Ferro's general and administrative expenses;
•

Ferro's multi-jurisdictional tax structure and its ability to reduce its effective tax rate, including the impact of the Company's performance on its ability to utilize significant deferred tax assets;

•	the effectiveness of strategies to increase Ferro's return on invested capital, and the short-term impact that acquisitions may have on return on invested capital;
•	stringent labor and employment laws and relationships with the Company's employees;
•	the impact of requirements to fund employee benefit costs, especially post-retirement costs;
•	implementation of new business processes and information systems, including the outsourcing of functions to third parties;
•	risks associated with the manufacture and sale of material into industries making products for sensitive applications;
•	exposure to lawsuits in the normal course of business;
•	risks and uncertainties associated with intangible assets;
•	Ferro's borrowing costs could be affected adversely by interest rate increases;
•	liens on the Company's assets by its lenders affect its ability to dispose of property and businesses;
•	Ferro may not pay dividends on its common stock in the foreseeable future;
•	amount and timing of any repurchase of Ferro's common stock; and
•	other factors affecting the Company's business that are beyond its control, including disasters, accidents and governmental actions.

The risks and uncertainties identified above are not the only risks the Company faces. Additional risks and uncertainties not presently known to the Company or that it currently believes to be immaterial also may adversely affect the Company. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on our business, financial condition and results of operations.

This release contains time-sensitive information that reflects management's best analysis only as of the date of this release. The Company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information, or circumstances that arise after the date of this release. Additional information regarding these risks can be found in our Annual Report on Form 10-K for the period ended December 31, 2015.

Contacts:

Ferro Corporation

Investors:

John Bingle, 216-875-5411

Treasurer and Director of Investor Relations

john.bingle@ferro.com

or

Media:

Mary Abood, 216-875-5401

Director, Corporate Communications

mary.abood@ferro.com